Exhibit 10.3

Astrotech Corporation 2028 E. Ben White Blvd. #240-9530 Austin, Texas 78741 www.astrotechcorp.com

ASTROTECH CORPORATION

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is entered into by and between Astrotech Corporation, a Delaware corporation (the “Company”), and With Finance Team LLC (“Consultant”) and is effective as of February 15, 2025 (the “Effective Date”), and the parties agree that this Agreement supersedes and terminates that certain Independent Contractor Agreement, as amended, between the Company and Consultant, dated effective May 20, 2024.

1.         Consulting Relationship. During the term of this Agreement set forth in Section 4, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement. Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to the Company. Consultant shall devote at least 80 hours per month to performance of the Services. For any partial month, Consultant shall devote at least 20 hours per week to the performance of the Services. From time to time during the course of performing the Services, either party may submit to the other party a written request for a change in the Services (a “Change Request”). Neither party shall be obligated by any Change Request unless agreed in writing by both parties. Consultant shall not commence work related to any Change Request until executed by both parties. Consultant expressly waives any compensation for any change not authorized in writing by Company.

2.         Fees. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant the amounts specified in Exhibit B attached to this Agreement on the terms provided therein.

3.         Expenses. Consultant shall not be authorized to incur on behalf of the Company any expenses without the prior consent of the Company’s Chief Executive Officer, which consent shall be evidenced in writing for any expenses in excess of $50.00. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.

4.         Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on February 15, 2025, until terminated as provided herein.

Either party may terminate this Agreement at any time upon sixty (60) calendar days’ written notice. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

5.           Independent Contractor. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee.

(a)         Method of Provision of Services: Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may employ the services of such employees, and with the prior written consent of Company such subcontractors, as Consultant deems necessary to perform the Services required by this Agreement (the “Assistants”). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement and the Confidentiality Agreement.

(b)         No Authority to Bind Company. Neither Consultant, nor any partner, agent, Assistant or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c)         No Benefits. Consultant acknowledges and agrees that Consultant (or Consultant’s employees, if Consultant is an entity) will not be eligible for any Company employee benefits and, to the extent Consultant (or Consultant’s employees, if Consultant is an entity) otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Consultant (on behalf of itself and its employees) hereby expressly declines to participate in such Company employee benefits.

(d)         Withholding; Indemnification. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and Consultant’s partners, agents and employees, including state worker’s compensation insurance coverage requirements and any US immigration visa requirements. Consultant shall provide Company with a completed and signed most current version of IRS form W-9, which shall be attached to this Agreement as Exhibit D. Consultant understands and agrees that the Company shall, when required, issue Consultant a Form 1099. Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant’s partners, agents or its employees.

6.         Supervision of Consultant’s Services. All of the Services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company’s Chief Executive Officer. Consultant will be required to report to the Chief Executive Officer concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Chief Executive Officer. Consultant shall comply with all of the Company’s written policies and procedures provided to Consultant, including the billing requirements set forth on Exhibit B.

7.         Confidentiality Agreement. Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement substantially in the form attached to this Agreement as Exhibit C (the “Confidentiality Agreement”) on or before the Effective Date. In the event that Consultant is an entity or otherwise will be causing Assistants in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such Assistant to sign a written agreement with Consultant in which such Assistants (i) assign to Consultant all right, title and interest in and to the Company Inventions, as defined in the Confidentiality Agreement, in order that Consultant may fully grant the rights to Company as provided therein, and (ii) agree to be bound by confidentiality and non-disclosure obligations equivalent to those set forth therein.

8.         Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of Consultant’s partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

9.         Miscellaneous.

(a)         Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties. Consultant may not assign or delegate its rights or obligations under this Agreement without the prior written consent of Company.

(b)         Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c)         Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(d)         Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Western District of Texas or in state court in the County of Travis, Texas, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

(e)         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g)         Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement as of the Effective Date.

ASTROTECH CORPORATION

By:	/s/ Thomas B. Pickens III

Title:	Chief Executive Officer

Address:	2028 E. Ben White Blvd. #240-9530 Austin, Texas 78741

WITH FINANCE TEAM LLC

By:	/s/ Ryan Polk

Title:	Managing Partner

Address:	***

Phone:

Email:

Signature Page

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

1.	Fulfilling the responsibilities of the following offices under the supervision of the Company’s Chief Executive Officer:

●	Chief Financial Officer of the Company;

●	Chief Financial Officer, Secretary and Treasurer of the following Company subsidiaries:

o	1st Detect Corporation
o	Astrogenetix, Inc.
o	BreathTech Corporation
o	Astrotech Technologies, Inc.
o	Agriculture Technology Corporation
o	AgLAB Inc.
o	AgLAB Remediation Company, LLC
o	Pro-Control, Inc.
o	En-Scan, Inc.
o	Medikinetix, Inc.
o	Cargo Security Center International, Inc.

2.	Fulfilling the responsibilities of a member of the board of directors of the following Company subsidiaries:

o	1st Detect Corporation
o	BreathTech Corporation
o	Astrotech Technologies, Inc.
o	Agriculture Technology Corporation
o	AgLAB Inc.
o	Pro-Control, Inc.
o	En-Scan, Inc.
o	Medikinetix, Inc.
o	Cargo Security Center International, Inc.

Exhibit A - Consulting Services

EXHIBIT B

COMPENSATION

For Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $21,000 per month, payable at the end of each month. For any partial month of Services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $5,250 per week, payable at the end of each month (the “Billing Rate”).

Billing Requirements and Payment Terms

Timesheets shall be timely submitted as required by the Company’s designated technical contact to ensure actual hours incurred by Consultant for Services are consistent with weekly and monthly minimum requirements. The Company is responsible for ensuring charge numbers are correct and Consultant is responsible for the accuracy of all other timesheet records and associated documents (e.g. invoices).

A.	The invoice must include the following:
1.	Billing Rate
2.	Total Invoiced Amount
3.	Total hours – For information only, not a basis for invoicing
4.	Explanation of work performed
B.	Mail or e-mail the invoice to the address shown below:
Address:	Astrotech Corporation 2028 E. Ben White Blvd. #240-9530 Austin, TX 78741
Attn.:	Accounts Payable ap@astrotechcorp.com
C.	Payment for Services, if reasonably satisfactory to the Company, shall be within fifteen (15) days from receipt by the Company of Consultant’s invoice therefor.
D.	Invoices to be submitted at the end of each month.

Exhibit B – Compensation

EXHIBIT C

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

Exhibit C – Confidential Information and Invention Assignment Agreement

Astrotech Corporation 2028 E. Ben White Blvd. #240-9530 Austin, Texas 78741 www.astrotechcorp.com

ASTROTECH CORPORATION

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

Consultant Name: With Finance Team LLC

Effective Date: February 15, 2025

Independent Contractor Agreement Dated: February 15, 2025

As a condition of my becoming retained (or my consulting relationship being continued) by Astrotech Corporation, a Delaware corporation, or any of its current or future subsidiaries, affiliates (including subsidiaries of its parent corporation), successors or assigns (collectively, the “Company”), and in consideration of my consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

1.           Relationship. This Agreement will apply to my consulting relationship with the Company. If that relationship ends and the Company either employs me or re-engages me as a consultant, I agree that this Agreement will also apply to such later employment or consulting relationship. Any such employment or consulting relationship between the Company and me, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.”

2.           Duties. I will perform for the Company such duties as may be required pursuant to my Independent Contractor Agreement with the Company referenced above (the “Independent Contractor Agreement”).

3.           Confidential Information.

(a)    Protection of Information. I agree, at all times during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, and not to otherwise disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information (as defined below) that I obtain, access or create during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or I rightfully receive it from a third party without any obligation of confidentiality or if such disclosure is required by law. I further agree not to make copies of such Confidential Information except as authorized by the Company. I further agree to ensure that materials containing Confidential Information within my custody or possession are kept in a secure location to ensure that no unnecessary copies are made of such materials, and to exercise reasonable care to prevent unauthorized individuals from having access to such materials. I acknowledge that the Confidential Information may contain material nonpublic information. I further acknowledge I am aware of the restrictions imposed by federal and state securities laws on persons in possession of material nonpublic information, and agree that while I am in possession of any Confidential Information, I shall not purchase or sell any securities of Company or its affiliates, or communicate such Confidential Information to any third party, in violation of applicable law.

(b)    Confidential Information. I understand that “Confidential Information” means information and physical material not generally known or available outside the Company and information and physical material entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: (i) Company Inventions (as defined below); (ii) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, developments, inventions, notebooks, processes, formulas, techniques, materials, mask works, engineering designs and drawings, hardware configuration information, lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation. Confidential Information does not include information that I can prove: (i) was already known to me at the time of first disclosure by Company, or (ii) which I lawfully learned without restriction from some source other than directly or indirectly from Company and such source had a right to disclose such information without breaching a duty of confidentiality to Company.

(c)    Third Party Information. My agreements in this Section 3 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence.

(d)    Defend Trade Secrets Act. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 USC Section 1833(b), I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(e)    Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

4.            Ownership of Inventions.

(a)    Inventions Retained and Licensed. I have attached hereto, as Exhibit I, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date, are owned or controlled solely by me or jointly with others, and that relate to the services to be performed by me, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Inventions at the time of signing this Agreement.

(b)    Use or Incorporation of Inventions. If in the course of the Relationship, I use or incorporate into a product, process or machine any Invention not covered by Section 4(d) of this Agreement in which I have an interest, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute under all applicable intellectual properties without restriction of any kind.

(c)    Inventions. I understand that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. I understand this includes, but is not limited to, any new product, machine, article of manufacture, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any and all Inventions that I may solely or jointly author, discover, develop, conceive, or reduce to practice in the performance of my services for the Company during the period of the Relationship.

(d)    Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all Company Inventions. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions. In the event my Relationship with the Company is at any time determined to be that of an employee for the purposes of the applicable state labor code, I further acknowledge that all Company Inventions that are made by me (solely or jointly with others) within the scope of and during the period of the Relationship are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my fees.

(e)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Sections 5 and 6.

(f)    Patent and Copyright Rights. I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents, copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.

5.            Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company and any computer owned by Company that I may use in connection with my duties for the Company during the Relationship, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.

6.            Termination Certification. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit II; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.

7.            Notice to Third Parties. I understand and agree that the Company may notify third parties of my agreements and obligations under this Agreement.

8.            No Change to Duration of Relationship. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the consulting relationship with, or in the duration of my consulting relationship with, the Company under any existing agreements between the Company and me, including without limitation the Independent Contractor Agreement, or under applicable law.

9.            Representations and Covenants.

(a)    Facilitation of Agreement. I agree to execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.

(b)    No Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

(c)    Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.

10.          General Provisions.

(a)    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws.

(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c)    Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. In the event that any court or government agency of competent jurisdiction determines that, notwithstanding the terms of the Independent Contractor Agreement specifying my Relationship with the Company as that of an independent contractor, my provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship between me and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of the Agreement.

(d)    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(e)    Remedies. I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

(f)    ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

COMPANY:		CONSULTANT:

ASTROTECH CORPORATION		WITH FINANCE TEAM LLC

By:	/s/ Thomas B. Pickens III	By:	/s/ Ryan Polk

Name:	Thomas B. Pickens III	Name:	Ryan Polk
Title:	CEO	Title:	Managing Partner

Date:	January 21, 2025	Date:	January 22, 2025

Address:	2028 E. Ben White Blvd. #240-9530 Austin, Texas 78741	Address:	***

SIGNATURE PAGE TO CONSULTANT CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

EXHIBIT I

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP EXCLUDED UNDER SECTION 4(a)

Title	Date	Identifying Number or Brief Description

☒ No inventions, improvements, or original works of authorship

LIST OF AGREEMENTS THAT MAY RESTRICT MY ACTIVITIES

PURSUANT TO SECTION 9(b)

Counterparty	Date	Brief Description of Agreement and Applicable Restrictions

☒ No such agreements

___ Additional sheets attached

Signature of Consultant:  /s/ Ryan Polk

Print Name of Consultant:  Ryan Polk

Date:  January 22, 2025

EXHIBIT I

EXHIBIT II

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Astrotech Corporation, a Delaware corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement (the "Agreement") signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other confidential information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other Confidential Information as defined in Section 3(b) of the Agreement.

Date:

(Consultant’s Signature)

With Finance Team LLC
(Print Consultant’s Name)

EXHIBIT II

EXHIBIT D

FORM W-9

Exhibit D – Form W-9